SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2003

LONG BEACH SECURITIES CORP.
(as depositor under the Pooling and Servicing Agreement,
dated as of July 1, 2003, providing for the issuance of
Asset-Backed Certificates, Series 2003-4)
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-90550	33-0917586

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1100 Town & County Road Suite 1600 Orange, California	92868

(Address of Principal Executive Office)	(Zip Code)

 Registrant's telephone number, including area code:  (714) 541-5378

Item 7. Financial Statements and Exhibits.

The following exhibit is filed herewith:

99.1  Intex model (the "Intex Model") prepared by Greenwich Capital Markets, Inc. in connection with the Registrat's Long Beach Mortgage Loan Trust Asset-Backed Certificates, Series 2003-4 (the "Certificates"). The Intex Model allows prospective investors to generate hypothetical performance data with respect to the Certificates based on assumptions chosen by them regarding certain characteristics of the related mortgage loans. Access to the Intex Model can be obtained by contacting Adam Smith at Greenwich Capital Markets, Inc. at 203-618-2271.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  July 8, 2003

LONG BEACH SECURITIES CORP.

By:	/s/ Jeffery A Sorensen

Name: Jeffery A Sorensen
Title: Vice President

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